UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

OptiNose, Inc. (the “Company”) previously reported that Michele Janis, the Company’s Acting Chief Financial Officer, would be resigning on December 30, 2022 to accept a Chief Financial Officer role at a privately-held company. On December 16, 2022, the Company entered into the post-employment consulting agreement (the "Janis Consulting Agreement") provided for under the terms of her Employment Agreement, dated September 23, 2022. The Janis Consulting Agreement provides that, subject to certain termination rights, for the one-year period ending on December 31, 2023, Ms. Janis will receive a consulting fee of $12,500 per month for up to 60 billable hours of financial and business advisory consulting services and $200 per hour thereafter. The foregoing is a summary description of certain terms of the Janis Consulting Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to the Janis Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Following Ms. Janis's resignation, the Company's Chief Executive Officer, Peter Miller, will also assume the responsibilities of the principal financial officer on an interim basis.

Item 8.01 Other Events.

On December 14, 2022, the underwriters of the previously announced underwritten public offering of common stock and accompanying warrants to purchase shares of the Company’s common stock exercised in part their option to purchase additional shares of common stock from the Company. The underwriters purchased an additional 1,541,299 shares of the Company’s common stock at the public offering price of $1.89 per share, resulting in additional net proceeds to the Company of approximately $2.74 million, or approximately $49.8 million in total net proceeds after taking into account such partial exercise, in each case after deducting the underwriting discounts and commissions and before deducting offering expenses payable by the Company. The partial exercise of the overallotment option closed on December 16, 2022.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated December 16, 2022, between OptiNose US, Inc. and Janis Consulting LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Michael F. Marino
Michael F. Marino
Chief Legal Officer
December 16, 2022